POWER OF ATTORNEY

      The undersigned does hereby appoint Jamison Yardley, Crystal Orgill, Michael S. Bosworth, Jamie A. Greenberg and Ashley J. Powell (and any other employee of The Goldman Sachs Group, Inc. (the "Company") or one of its affiliates designated in writing by one of the attorneys-in-fact) her lawful attorneys, and each of them her true and lawful attorney, with power to act without the other, and with full power of substitution and resubstitution, to prepare, execute and file, or cause to be prepared, executed and filed, with the U.S. Securities and Exchange Commission (the "SEC") for her and in her name in connection with certain transactions in common stock, par value $.01 per share (the "Common Stock") of the
Company:

1.	the Initial Statement of Beneficial Ownership of
Securities on Form 3, any Statement of Changes in
Beneficial Ownership on Form 4 and any Annual Statement
of Changes in Beneficial Ownership on Form 5, or any
similar or successor form, which may be required to be
filed by her pursuant to Section 16 of the Securities
Exchange Act of 1934, as amended;
2.	one or more Forms 144, or amendments to Form 144,
relating to any sales orders (including in connection
with the exercise of options to purchase Common Stock),
orally or electronically, to sell shares of Common Stock
to the public from time to time in accordance with Rule
144 under the Securities Act of 1933, as amended; and
3.	any and all instruments necessary or incidental to any
action listed above, including communications to the SEC, The New York Stock Exchange and state securities law authorities.

      The undersigned hereby grants unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and each of them.

      This power of attorney shall not be affected by the subsequent disability or incompetence of the principal. This power of attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of the Company or one of its affiliates.

      IN WITNESS thereof the undersigned hereunto signed her name this 1st day of June 2026.


/s/ Ericka Leslie
Ericka T. Leslie

STATE OF New York
COUNTY OF New York

Sworn before me this 1st day of June 2026.


/s/ Michael Devito
Notary